                                                                   Exhibit 26

                INTERCOMPANY CASH CONCENTRATION FUND AGREEMENT

   THIS AGREEMENT is made effective as of the 24th day of April, 1995 by and among AID Finance Services, Inc. ("AID"), ALLIED Mutual Insurance Company ("Mutual"), ALLIED Group, Inc. ("AGI"), AMCO Insurance Company ("AMCO"), ALLIED Property and Casualty Insurance Company ("APC"), Depositors Insurance Company ("Depositors"), Western Heritage Insurance Company ("WHIC"), ALLIED Group Leasing Corporation ("AGLC"), ALLIED Group Information Systems, Inc. ("AGIS"), Midwest Printing Services, Ltd. ("MWP"), The Freedom Group, Inc. ("TFG"), ALLIED General Agency Company ("AGA"), ALLIED Life Financial Corporation ("ALFC"), ALLIED Life Insurance Company ("Life"), ALLIED Group Merchant Banking Corporation ("AGMBC"), ALLIED Life Brokerage Agency, Inc. ("ALBA"), ALLIED Group Insurance Marketing Company ("AGIMC") and ALLIED Group Medical Plan Trust ("Trust") for and in consideration of their mutual promises and agreements. AID, Mutual, AGI, AMCO, APC, Depositors, WHIC, AGLC, AGIS, MWP, TFG, AGA, ALFC, Life, AGMBC, ALBA, AGIMC, and Trust shall be referred to collectively as the "Companies". AMCO, APC, Depositors, WHIC, AGLC, AGIS, MWP, TFG and AGA, are referred to collectively as the "AGI Subsidiaries." Life, AGMBC and ALBA are referred to collectively as the "ALFC Subsidiaries." AID and AGIMC are referred to collectively as the "Mutual Subsidiaries."

                                  WITNESSETH:

   WHEREAS, the Companies form part of the ALLIED Group of companies and while retaining separate corporate identities wish to maximize their short term investment power through the terms of this Agreement;

   WHEREAS, the Companies have established a cash concentration fund (the "CCF Fund") so that the Companies which have excess cash can deposit into the CCF Fund and Companies that need cash can borrow from the CCF Fund; and

   WHEREAS, Companies recognize that by pooling their cash into the CCF Fund, cash can be invested for greater efficiency by reducing the number of transactions and the costs related to each transaction; and

   WHEREAS, the establishment of the CCF Fund was originally approved by the Companies then in existence and the Investment Committees of the Boards of Directors of AGI and Mutual on April 27, 1987; and

   WHEREAS, the CCF Fund has operated for the benefit of the Companies since its establishment in 1987; and

   WHEREAS, this Agreement is intended to provide the terms of operation of the CCF Fund; and

   WHEREAS, the Companies acknowledge that this Agreement is to their mutual benefit and agree to be bound by the terms herein.
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                                      21

    NOW, THEREFORE, for the mutual covenants contained herein and other good and valuable consideration, the Companies agree as follows:

                              I. FUND INVESTMENTS

    1.1. Management and investment. AID shall be the entity which manages the CCF Fund, and AID shall have discretion as to how to invest deposits of the Companies except as limited hereinafter.

    1.2. Limitation on Investment. The CCF Funds may be invested by AID in overnight money market accounts, commercial checking accounts, intercompany borrowings and any other short term investment grade vehicles approved by the Investment Committees of the Board of Directors of AGI, Mutual and ALFC.

    1.3. Liquidity. AID shall maintain sufficient liquidity in the CCF Fund to allow for withdrawals.

    1.4. Recordkeeping. AID will maintain investment and other appropriate records as are necessary to fulfill the terms of this Agreement.

                              II. MANAGEMENT FEE

    2.1. Daily Management Fee. AID shall be paid a daily management fee for managing the CCF Fund.

    2.2. Calculation of Management Fee. Said management fee shall be earned at the rate of five (5) basis points of amount of invested assets in the CCF Fund at the end of each day and shall be paid on the last day of each month.

                        III. EARNINGS/LOSS ALLOCATIONS

    3.1. Earnings Calculation. Each of the Companies share of the earnings of CCF Fund investments shall be determined daily at the close of each day after deduction for the management fee to AID. Said share of CCF Fund earnings shall be based on the ratio of the amount of cash the individual Company has in the CCF Fund to the total amount invested in the CCF Fund multiplied by the daily earnings of the CCF Fund.

    3.2. Payment of Earnings. Payments to each of the Companies for their proportionate share of CCF Fund earnings shall be made on the last day of each month and shall be the sum of all of the individual Companies daily earnings allocations computed for said month.

    3.3. Loss Allocation. If any of the CCF Fund investments shall become worthless or be sold at a loss, the loss of principal shall be borne by AID who shall make the other Companies whole for principal contributed.
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                                      22

                       IV. DEPOSIT/WITHDRAWAL PROCEDURE

    4.1. Deposit Procedures. All deposits to the CCF Fund made by any of the Companies shall be made to the Accounting Department and posted to the balance account of the depositing Companies be made to be made to

         (a) Cash Deposits Prior to 3 p.m. (CST). As long as a cash deposit is made by 3 p.m. (CST) it will be reflected on the Company's balance and earn income from the day of the deposit until withdrawal.

         (b) Cash Deposits Received at or After 3 p.m. (CST). Any deposit being made at or later than 3 p.m. (CST) shall not be reflected in the depositing Companies balance until the following day and, therefore, shall not earn income until reflected in the account balance.

         (c) Wire Transfer Deposits Prior to 10 a.m. (CST). To assure receiving credit for a deposit on the day of a wire transfer notification must be received by AID, through the Accounting Department, by 10 a.m. (CST) on that day.

         (d) Wire Transfer Deposits Received at or After 10 a.m. (CST). In the event any wire transfer deposit is received at or later than 10 a.m. (CST) on any day, AID will attempt to transact the deposit that same day but is not required to do so until the following day.

    4.2. Withdrawal Procedures. Withdrawal of any or all monies invested in the CCF Fund can be done on a daily basis by contacting AID through the Accounting Department.

         (a) Wire Transfer Withdrawals Prior to 10 a.m. (CST). To assure receiving a withdrawal on the day requested, said withdrawal communication must be received by AID through the Accounting Department by 10 a.m. (CST) of the day the withdrawal is requested.

         (b) Wire Transfer Withdrawals Received at or After 10 a.m. (CST). If any request for withdrawal is received at or later than 10 a.m. (CST) on any day, AID will attempt to transact the withdrawal the same day it is requested but is not required to do so until the following day.

    4.3. All Participation is Discretionary. All participation in the CCF Fund pursuant to this Agreement is at the discretion of the individual Companies.

                              V. LOAN PROCEDURES

    5.1 Loan from CCF Fund. Companies wishing to borrow money from the CCF Fund for short term loans (30 days or less) should deliver a loan request to AID, through the Accounting Department. AID will have sole and absolute discretion as to whether the loan is approved based on the then current intercompany borrowing policy.
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                                      23

    5.2 Loan Documentation. The Companies agree to complete loan document similar to those attached hereto as Exhibit A. The terms of the loan shall be as specified in the loan document.

                 VI. TERM, TERMINATION, AND CHANGE OF CONTROL

    6.1. Term and Termination. This Agreement shall be effective on April 24, 1995 and shall continue in effect until AID delivers to the other Companies a written notice that the Agreement is terminated. If one or more of the Companies other than AID intends to cease participation in the Agreement as to it as of a specified date thereafter such Company is required to give written notice to AID prior to the specified date of termination.

    6.2. Change of Control. A change of control in any of the Companies which results in a majority interest held by a person or entity other than one of the Companies shall automatically terminate this Agreement as to that company and all funds invested in the CCF Fund will be immediately returned to any company terminated by this paragraph.

                            VII. DISPUTE RESOLUTION

    7.1. AGI and AGI Subsidiaries. Any controversy, claim, or dispute arising out of or relating to this Agreement, or breach thereof, among or between AGI and the AGI Subsidiaries shall be resolved by AGI's Board of Directors, the decision of which shall be binding.

    7.2. Mutual and Mutual Subsidiaries. Any controversy, claim, or dispute arising out of or relating to this Agreement, or breach thereof, among or between Mutual and the Mutual Subsidiaries shall be resolved by Mutual's Board of Directors, the decision of which shall be binding.

    7.3. ALFC and ALFC Subsidiaries. Any controversy, claim, or dispute arising out of or relating to this Agreement, or breach thereof, among or between ALFC and the ALFC Subsidiaries shall be resolved by ALFC's Board of Directors, the decision of which shall be binding.

    7.4. Between AGI and/or AGI Subsidiaries and Mutual and/or Mutual Subsidiaries. Any controversy, claim or dispute arising out of or relating to this Agreement, or breach thereof, among or between AGI and/or AGI Subsidiaries and Mutual and/or the Mutual Subsidiaries shall be resolved by the Coordinating Committee members of the Boards of Directors of AGI and Mutual, the decision of which shall be final.

    7.5. Between Mutual and/or Mutual subsidiaries and ALFC and ALFC Subsidiaries. Any controversy, claim or dispute arising out of or relating to this Agreement, or breach thereof, among or between Mutual and/or Mutual Subsidiaries and ALFC and/or the ALFC Subsidiaries shall be resolved by the Coordinating Committee members of the Boards of Directors of Mutual and ALFC, the decision of which shall be final.
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                                      24

    7.6. Between ALFC and/or ALFC Subsidiaries and AGI and AGI Subsidiaries. Any controversy, claim or dispute arising out of or relating to this Agreement, or breach thereof, among or between ALFC and/or ALFC Subsidiaries and AGI and/or the AGI Subsidiaries shall be resolved by the Coordinating Committee members of the Boards of Directors of ALFC and AGI, the decision of which shall be final.

    7.7. All Other Disputes. Any controversy, claim, or dispute arising out of or relating to this Agreement, or breach thereof, between any of (i) AGI and/or the AGI Subsidiaries, (ii) Mutual and/or the Mutual Subsidiaries, and (iii) ALFC and/or the ALFC Subsidiaries shall be resolved by the Coordinating Committee members of the Boards of Directors of AGI, Mutual and ALFC, the decision of which shall be binding.

    7.8. Arbitration. If a controversy, claim, or dispute cannot be resolved pursuant to Sections 7.1 through 7.7, then it will be submitted to binding arbitration as set forth hereafter.

        (a) Consent to Arbitration. Each party to this Agreement hereby consents and agrees that any dispute between the parties hereto with respect to the interpretation, performance, or breach of any of the terms of this Agreement or the transactions contemplated hereby which cannot be resolved by the Coordinating Committee shall be referred to arbitration conducted in accordance with the rules and procedures of the American Arbitration Association ("AAA"), upon written request of the disputing party hereto delivered to the party with which it has a dispute. Within thirty (30) days of the delivery of such written notice, each party involved shall nominate an AAA-licensed arbitrator (the "Party Arbitrators"). Within thirty (30) days of their nomination, if there are two Party Arbitrators, the Party Arbitrators shall select a third AAA-licensed arbitrator (the "Third-Arbitrator") and shall give the parties hereto written notice of such choice. If there are three parties to the dispute and each party selects a Party Arbitrator, the three Party Arbitrators selected shall constitute the Arbitrators without further selection. If there are more than three parties to the dispute, the parties to this Agreement agree that Mutual shall represent Mutual and Its Subsidiaries, ALFC shall represent ALFC and Its Subsidiaries, and AGI shall represent AGI and Its Subsidiaries.

        (b) Authority of Arbitrators. The arbitrators shall be empowered to decide all issues submitted to arbitration using principles of law and equity and, if required, by application of any customary practices in the insurance and reinsurance industries. The arbitrators shall be relieved of all judicial formalities and shall not be required to follow any rules of evidence except as such rules may be imposed on arbitration proceedings conducted in accordance with the laws of the State of Iowa, but the arbitrators shall attempt to enforce the intents and purposes of this Agreement to the extent practicable and in accordance with Iowa law. The decision of a majority of the arbitrators shall be final and binding on each of the parties to the arbitration proceeding.

       (c) Expenses; Location. Each party to the dispute shall bear the expenses of its respective Party Arbitrator. If only two parties are involved in the arbitration, the involved parties shall jointly share all other expenses of the arbitration proceeding and the expenses of the Third Arbitrator. The arbitration proceeding shall take place at Des Moines, Iowa unless another location is mutually agreed upon by the parties. The arbitration proceeding shall be governed by the laws of the State of Iowa. The parties hereto hereby agree that any information respecting any matters submitted to arbitration in accordance with the foregoing or any aspect of the arbitration proceeding itself shall be treated as confidential and will not be disclosed to anyone not employed or acting on behalf of a party hereto in connection with such arbitration or used at any time in any manner that is adverse to the interests of either party hereto but, in any such case, such information may be disclosed if such disclosure is made in connection with either party's prosecution or defense of any legal proceedings or if such disclosure is required pursuant to a subpoena or other legal order issued by any judicial or regulatory body or is otherwise required by law.

       (d) Restriction. Anything set forth herein to the contrary notwithstanding, with respect to any issue to be determined by arbitration, each of the parties to the arbitration proceeding shall submit in writing to the arbitrators the party's proposed resolution of such issue. The arbitrators shall be constrained in their decision relating to such issue to select only between the proposed resolutions of the parties, and the arbitrators shall have no discretion to fashion any compromise or other resolution of the issue submitted for arbitration.

               VIII. CONFIDENTIAL INFORMATION AND TRADE SECRETS

    8.1. Confidentiality. Each party to this Agreement shall keep confidential, except as the other party or parties may otherwise consent in writing, and, except for the other parties' benefit, not disclose or make any use of at any time and for any purpose whatsoever, any trade secrets, confidential information, knowledge, data, trademarks or trade names, or other information of any of the Companies to their products, know-how, designs, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Companies or any of their clients, customers, consultants, licensees, or affiliates, which the party has obtained or may obtain, or otherwise acquire during the course of contacts, discussions, negotiation, or agreement with any of the other parties, except as herein provided (hereafter, collectively, "Confidential Information"). No party shall deliver, reproduce or in any way allow any Confidential Information of the other parties or any documentation relating thereto, to be delivered to or used by any third parties without specific written direction or consent of a duly authorized officer of the other party.

    8.2. Permissive Release of Confidential Information. Notwithstanding the provisions of Section VIII of this Agreement, any Confidential Information may be used in connection with any arbitration relating to the transactions contemplated by this Agreement and such information may be disclosed if such disclosure is made in connection with the parties' prosecution or defense of any legal proceedings or if such disclosure is required pursuant to a subpoena or other legal order issued by any judicial or regulatory body or is otherwise required by law.

                               IX. MISCELLANEOUS

    9.1. Assignment. This Agreement, including any or all rights and obligations hereunder, shall not be assigned by any of the parties to any third party without the prior written consent of all of the other parties. Except as otherwise provided in this Agreement, the obligations and rights of the parties shall be binding upon and inure to the benefit of any assignee, transferee, successor, or receiver of each of the parties.

    9.2. Waiver; Remedies. No delay or omission of any party to this Agreement to exercise any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein; and any single or partial exercise of any such right or power shall not preclude other or further exercise thereof or the exercise of any other right. In addition to any rights granted herein, the parties hereto shall have and may exercise any and all rights and remedies now or hereafter provided by law except as may be limited by Section V of this Agreement.

    9.3. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified or registered mail (return receipt requested) to the party at its address as set forth on the signature page of this Agreement. Any notice given as provided in this Section 9.3, if given personally, shall be effective upon delivery, or if given by certified or registered mail, shall be effective three days after deposit in the mail. Any party hereto may change the address at which it is to be given notice by giving notice to the other party as provided in this Section 9.3.

    9.4. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Iowa and shall be construed and interpreted under the laws of such state applicable to contracts made and to be performed entirely within such state.

    9.5. Enforceability. If any one or more of the covenants, agreements, provisions, or other terms of this Agreement shall be for any reason whatsoever determined to be invalid, then such terms shall be deemed severable from the remaining terms of this Agreement and shall in no way affect the validity or enforceability of the other terms of this Agreement and such invalid terms shall be replaced by valid terms bearing the closest possible similarity in substance so that the intentions and purposes being the basis of this Agreement could be enforced to the greatest extent permitted by law.

    9.6. Survival of Representations, Warranties, and Covenants. All covenants, agreements, representations, and warranties made in this Agreement by any of the parties hereto, including but not limited to, the indemnification provisions set forth herein, shall be effective on the effective date hereof and thereafter.

    9.7. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    9.8. Headings. The headings in the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

    9.9. Entire Agreement. This Agreement, including the schedules and addenda referred to herein and any documents executed by the parties simultaneously herewith constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, between the parties with respect to the transactions contemplated herein. Provided, however, the foregoing shall not operate or be construed to prohibit proof of prior understandings and agreements between or among the parties to the extent necessary to properly construe or interpret this Agreement.

    9.10. Amendments. Any changes to this Agreement and any further obligations of the parties to each other must be in writing and executed by their respective duly authorized officers.

The remainder of this page is intentionally left blank.
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                                      28

AID Finance Services, Inc.           ALLIED Mutual Insurance
                                     Company

By:                                  By:
   -------------------------------      ----------------------------------
   Jamie H. Shaffer                     Douglas L. Andersen
Title: President (Financial)         Title: President (Property-Casualty)

Date:                                Date:
     -----------------------------        --------------------------------

ALLIED Group, Inc.                   AMCO Insurance Company

By:                                  By:
   -------------------------------      ----------------------------------
   Jamie H. Shaffer                     Douglas L. Andersen
Title: President (Financial)         Title: President (Property-Casualty)

Date:                                Date:
     -----------------------------        --------------------------------

ALLIED Property and Casualty         Depositors Insurance Company
Insurance Company

By:                                  By:
   -------------------------------      ----------------------------------
   Douglas L. Andersen                  Douglas L. Andersen
Title: President (Property-          Title: President (Property-Casualty)
        Casualty)

Date:                                Date:
     -----------------------------        --------------------------------
Western Heritage Insurance           ALLIED Group Leasing
Company Corporation

By:                                  By:
   -------------------------------      ----------------------------------
   Joe Olson                            Jamie H. Shaffer
Title: President                     Title: President (Financial)

Date:                                Date:
     -----------------------------        --------------------------------

ALLIED Group Information             Midwest Printing Services,
System , Inc.                        Ltd.

By:                                  By:
   -------------------------------      ----------------------------------
   Bob O. Myers                         C. Mel Roe
Title: President                     Title: President

Date:                                Date:
     -----------------------------        --------------------------------

The Freedom Group, Inc.              ALLIED General Agency Company

By:                                  By:
   -------------------------------      ----------------------------------
   Larry J. Kane                        Douglas L. Andersen
Title: President                     Title: President (Property-Casualty)

Date:                                Date:
     -----------------------------        --------------------------------
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                                      29

ALLIED Life Financial                ALLIED Life Insurance Company
Corporation

By:                                  By:
   -------------------------------      ----------------------------------
   Samuel J. Wells                      Samuel J. Wells
Title: President                     Title: President

Date:                                Date:
     -----------------------------        --------------------------------

ALLIED Group Merchant Banking        ALLIED Life Brokerage Agency,
Corporation                          Inc.

By:                                  By:
   -------------------------------      ----------------------------------
   Paul G. McGillivray                  Samuel J. Wells
Title: President                     Title: President

Date:                                Date:
     -----------------------------        --------------------------------

ALLIED Group Insurance               ALLIED Group Medical Plan
Marketing Company                    Trust

By:                                  By:
   -------------------------------      ----------------------------------
   William G. Stevenson                 George T. Oleson, Trustee
Title: President
                                     Date:
Date:                                     ---------------------------------
     -----------------------------
                                     By:
                                        -----------------------------------
                                        Jamie H. Shaffer, Trustee

                                     Date:
                                          ---------------------------------
                                     By:
                                        -----------------------------------
                                        Charles H. McDonald, Trustee

                                     Date:
                                          ---------------------------------